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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)  May 21, 1996
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                            DISCOVERY ZONE, INC.
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            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)


             Delaware                   0-21854              36-3877601
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    (State of other jurisdiction      (Commission          (IRS Employer
       of incorporation or            File Number)        Identification No.)
          organization)


           One Corporate Plaza
        110 East Broward Boulevard
         Fort Lauderdale, Florida                           33301
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   (Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code (954) 627-2400
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Item 5.  Other Events.


        On May 21, 1996, a Nasdaq Listing Qualifications Panel (the "Panel") informed Discovery Zone, Inc. (the "Registrant") that its request for an exception to the net tangible assets and bid price requirements set forth in Sections 5(a)(3) and 5(a)(5) of Part III of Schedule D of the NASD By-Laws was denied. As a result, the Panel informed the Registrant that effective May 23, 1996, shares of the Registrant's common stock, par value $.01 (the "Common Stock") and the Registrant's Liquid Yield Option Notes -- due 2013 (the "LYONs") (the Common Stock and the LYONs are referred to herein, collectively, as the "Securities") will be deleted from The Nasdaq Stock Market. The Registrant has subsequently determined that the Nasdaq deleted the Securities from The Nasdaq Stock Market effective May 22, 1996.

        The Registrant does not intend to request a review of the Panel's decision by the Nasdaq Listing and Hearing Review Committee. The Registrant intends to file an application to have the Securities quoted in the OTC Bulletin Board or, in the alternative, in the NQB Pink Sheets. There can be no assurance that such application will be approved or that the Securities will quoted in either the OTC Bulletin Board or the NQB Pink Sheets.


                                  Signatures

        Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DISCOVERY ZONE, INC.


                                         By: /s/ David A. Barclay
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                                             David A. Barclay
                                             Vice President and General Counsel


Date:  May 22, 1996